An Act Respecting
                         Canada Southern Petroleum Ltd.

                  (Assented to the 17th day of May, A.D. 1985)



         Be it enacted by the Governor and Assembly as follows:

         1   This Act may be cited as the Canada Southern Petroleum Ltd. Act.

         2   Canada Southern Petroleum Ltd. may, by special resolution, describe its common shares to indicate that the voting rights attached to such shares may be limited.


                                  ------------

                             PROVINCE OF NOVA SCOTIA

                            -------------------------



                                                    I HEREBY CERTIFY that CANADA
SOUTHERN PETROLEUM LTD., a subsisting company incorporated under the laws of Canada, has satisfied the Registrar that the provisions of Section 119B of the Nova Scotia Companies Act, R.S.N.S. 1967, and any amendments thereto, have been complied with.

                                                    I FURTHER  CERTIFY  that the
aforementioned company is hereby continued in the province of Nova Scotia.














                                          GIVEN under my hand and seal of office
                                               at the  City of Halifax,  in  the
                                               Province  of  Nova  Scotia,  this
                                               fourth day of June,  one thousand
                                               nine hundred and eighty.




                                             REGISTRAR OF JOINT STOCK COMPANIES

                              OFFICER'S CERTIFICATE

                  I, the undersigned, hereby certify that the attached Resolution is a true copy of a Special Resolution duly passed by a majority of not less than three-fourths of such Members of CANADA SOUTHERN PETROLEUM LTD. (the "Company") entitled to vote, as were present in person or by proxy at a General Meeting of the Members of the Company duly called and held at the Sheraton Hotel, Halifax, Nova Scotia, on the 28th day of June 1994, of which notice specifying the intention to propose the Resolution as a Special Resolution had been duly given, and that the said Resolution was duly confirmed by a majority of such Members of the Company entitled to vote, as were present in person or by proxy at a subsequent General Meeting of the Members of the Company duly called and held the offices of Patterson Kitz, Halifax, Nova Scotia, on the 13th day of July, 1994, of which notice was duly given.

                  WITNESS my hand and the seal of the Company at Madison, Connecticut, this 18th day of July, 1994.


                                                  /s/ James R. Joyce
                                                  James R. Joyce
                                                  Assistant Secretary

         WHEREAS, Canada Southern Petroleum Ltd. (the "Company"), is a Company governed in all respects by the provisions of the Companies Act of Nova Scotia (hereinafter called the "Act"), which has been amended and modernized since the date of the Articles of Continuance;

         AND WHEREAS the Act provides in accordance  with  subsection  51(5) and
(9) that subject to restrictions contained in the Act and in its Memorandum of Association, a company may, if authorized by special resolution, purchase or otherwise acquire shares issued by it or may purchase, redeem or otherwise acquire redeemable shares issued by it for an amount not exceeding the redemption price thereof;

         BE IT RESOLVED as a Special Resolution of the Company as is meant in the Act:

1. That the members of the Company in the general meeting assembled hereby sanction the exercise by the Company of all and every power to purchase or otherwise acquire shares issued by it or to purchase, redeem or otherwise acquire redeemable shares issued by it for an amount not exceeding the redemption price thereof and that the Directors of the Company be and hereby are empowered to exercise at any time and from time to time any and all such powers in the name of and on behalf of the Company.

2. That the Directors be and hereby are authorized and empowered to fix and determine the form and contents of such documents as are necessary or incidental thereto;

3. That the special Resolution be effective upon the adjournment of the Special General Meeting of the Shareholders of the Corporation to be held on July 13, 1994 and that the Secretary cause a copy of this Special Resolution, certified under the seal of the Company, to be filed within fifteen (15) days of July 13, 1994 with the office of the Registrar of Joint Stock Companies in Halifax, Nova Scotia.



                                            I HEREBY CERTIFY that this is a true
                                            copy  of  a  document filed  in  the
                                            office of  the  Registrar  of  Joint
                                            Stock Companies on  the 21st  day of
                                            July, 1994



                                             Registrar of Joint Stock Companies

                  "BE IT RESOLVED as a Special Resolution of the Company that:

         (a)      clause 7 of the  Articles  of  Continuance  of the  Company be
                  amended  by   deleting   the  phrase   "common   shares"   and
                  substituting therefor the phrase "limited voting shares";

         (b) the directors and officers of the Company are authorized to execute all documents and do all acts necessary to give effect to the foregoing including, without limitation, the filing of Articles of Amendment relating thereto."

                  BE IT RESOLVED as a Special Resolution of Canada Southern Petroleum Ltd. ("the Company") that the Authorized Capital of the Company shall be increased so that the Authorized Capital shall consists of One Hundred Million Limited Voting Shares with a par value of One Dollar each and that:

                  (a) By-law 8 of the Company be hereby amended to provide in paragraph 1 thereof in place of the existing paragraph 1:

                           "The Authorized Capital of the Company
                           shall consist of One  Hundred  Million
                           Limited Voting Shares with a par value
                           of One Dollar each";

                  (b) Clause 7 of the Articles of Continuance of the Company by amended to read in its entirety as follows:

                           "7.  Authorized Capital

                           The Authorized Capital of  the Company
                           shall consist  of One  Hundred Million
                           Limited Voting Shares with a par value
                           of One Dollar each";

                  (c) The directors and officers of the Company are authorized to execute all documents and do all acts necessary to give effect to the foregoing including, without limitation, the filing of the Special Resolution herein with the Registrar of Joint Stock Companies Office and the notice of increase in authorized capital relating thereto.

                             ARTICLES OF CONTINUANCE
                                      under
                     Section 119B Nova Scotia Companies Act
                                   (the "Act")

1.   Name

     The name of the corporation to be continued is CANADA SOUTHERN PETROLEUM LTD. (hereinafter the "Company").

2.   Details of Incorporation

     The Company was incorporated under the laws of Canada by Letters Patent dated the 13th day of April, 1954, under the Companies Act, R.S.C. 1952 and was continued under the Canada Business Corporations Act on June 4, 1980 as evidenced by a Certificate of Continuance so dated and signed by the Director.

3.   Registered Office

     The office of the Company is to be located at

         500 Bank of Canada Building
         1583 Hollis Street
         Halifax, Nova Scotia
         B3J 2X2

4.   Board of Directors

     The number of Directors of the Company shall be five.

         (a) The Directors of the Company shall be divided into five (5) classes, each class to be composed of one (1) Director;

         (b) Five (5) Directors were first elected in class as aforesaid: one for a term of five (5) years, one for a term of four (4) years, one for a term of three (3) years, one for a term of two (2) years and one for a term of one (1) year;

         (c) At each Annual Meeting of the Shareholders of the Company a Director to replace the Director whose term has then expired shall be elected for a term of five (5) years;

         (d) Directors, unless they voluntarily resign, shall continue in office until their successors are elected and duly qualified, and shall be eligible for re-election if otherwise qualified; and

         (e) So long as a quorum of the Directors remains in office any vacancy howsoever caused occurring in the Board of Directors may be filled by the remaining Directors from among the qualified shareholders of the Company for the remainder of the term of the Director whose ceasing to be a Director caused such vacancy.

     The Directors on continuation under the Nova Scotia Act are as follows:

                                                                                                          Date term
                                                                                                          of office
          Name                                  Address                                 Occupation         expires
          ----                                  -------                                 ----------         -------
John W. Buckley.........   P.O. Box 125, Sharon, Connecticut                             Executive          1983
G. David N. Covert......   893 Marlborough Road, Halifax, Nova Scotia                    Solicitor          1982
M. A. Reasoner..........   505 Eighth Avenue, Calgary, Alberta                           Executive          1980
Thomas W. Donlon........   5639 La Cumber Road, Somis, California                        Executive          1984
Frank M. Covert.........   5885 Spring Garden Road, Halifax, Nova Scotia                 Solicitor          1981

5.   Objects

     The Objects for which the Company is continued are

         (a) To carry on in any or all of its branches, as principals or as agents, directly or through the ownership of shares or other securities of any other company or companies or in any other manner, any or all of the businesses of prospecting, exploring, drilling, boring, mining and otherwise in any manner whatsoever searching for, producing, extracting, acquiring, gathering, storing, leasing, buying, selling, processing, treating, refining, marketing, distributing, otherwise disposing of and in any other manner whatsoever dealing in or with natural gas, oil, petroleum, other related deposits or products of nature of whatsoever kind and products and by-products and derivatives of any thereof and any other business or businesses directly or indirectly related to any of the aforesaid businesses or which, in the opinion of the Company, may be conveniently carried on in connection with any thereof;

         (b) To manage, supervise, control or in any other manner whatsoever participate in the business, operations or undertakings of any other company or other organization of which the Company holds any shares, bonds, debentures or other securities or in which the Company has any other interest;

         (c) To carry on its operations in Nova Scotia or elsewhere;

         (d) To buy, sell and otherwise dispose of, hold, own, manufacture, produce, export and import and deal in, either as principal or agent, and upon commission, consignment or otherwise, goods, wares, products and merchandise of any kind and nature whatsoever and to do a general commission merchant's merchandise, brokerage, selling agents' and factors' business in goods, wares and merchandise dealt in, by the Company;

         (e) To purchase or otherwise acquire and undertake all or any of the assets, business, property, privileges, contracts, rights, obligations and liabilities of any company, society, partnership or persons carrying on any part of the business which the Company is authorized to carry on or possessed of property suitable for the purpose of this Company or of any company in which this Company holds shares, bonds, debentures, debenture-stock or other securities and to pay for the same in cash or in shares or securities of this Company or partly in cash and partly in shares or securities or any other consideration and to carry on the business of any such company, society, partnership or person whose assets are so acquired;

         (f) To carry on the businesses of carriers, truckmen, carters, agents and forwarders by land, air and water, agents, commission agents, insurance agents, merchants and warehousemen in all their several branches and to store products, materials, goods, wares and merchandise for other persons, firms and corporations;

         (g) To carry on business as manufacturers' agents and representatives and as commission agents and merchants and to carry on a jobbing commission and general agency business for the sale of goods, wares and merchandise of all kinds;

         (h) To invest in any stocks, shares, bonds, obligations, debentures or securities of any government, state, dominion, province, or authority, municipal, local or otherwise, or of any company or corporation whatsoever whether public or private, or in any undertaking upon which the Company may enter itself or which may be entered into by others and to vary, change or alter any such investment and to reinvest in the manner aforesaid any moneys which may at any time be in the hands of the Company;

         (i) To acquire by purchase, lease, exchange, concession or otherwise, any description of real estate and real property, or any interest and rights therein, legal or equitable or otherwise howsoever; to take, build upon, hold, own, maintain, work, develop, sell, lease, mortgage, exchange, improve or otherwise deal with in any manner and dispose of such lots, lands, sites, real estate and real property or any interest therein, to deal with any portion of the lands and property so acquired, subdividing the same into building lots, and generally laying the same out into lots, streets and building sites for residential purposes or otherwise;

         (j) To carry on a general exporting and importing business in all its branches;

         (k) To do any or all of the above things as principals, agents, or otherwise and by or through trustees or otherwise and either alone or in conjunction with others;

         (l) To procure the Company to be registered or recognized in any country or place, and to carry on and perform any or all of its objects in any part of Canada or any province thereof or in any foreign country or in any area of the world, subject to the laws of such province or country;

         (m) To obtain any provincial order or Act of Parliament or the Legislature, for enabling the Company to carry any of its objects into effect or for effecting any modification in the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the Company's interest;

         (n) To apply for, secure, acquire by assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any licence, power, authority, franchise, concession, right or privilege which any government or authority may be empowered to grant;

         (o) To amalgamate with any other company having objects altogether or in part similar to those of the Company;

         (p) To allot, issue, and deliver fully paid shares, debentures, debenture-stock or other securities of the Company in payment or part payment of any property, contracts, rights, shares, debentures or securities of any other company which this Company may acquire for the purpose of its business;

         (q) To remunerate any person, firm or company for services rendered, or to be rendered to the Company, in or about the formation or promotion of the Company, or the conduct of its business, and to allot, issue and deliver fully paid shares of the capital stock of the Company in payment or part payment for services so rendered and upon any issue of shares to employ brokers and to pay commissions;

         (r) To pay out of the funds of the Company all or any of the expenses of or incidental to the formation or organization thereof;

         (s) To improve, manage, develop, exchange, sell, lease or otherwise dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company, and to distribute any of the Company's property among the members in specie, and particularly the shares, bonds, debentures, or other securities of any other company that may take over the whole or any other part of the assets or liabilities of the Company;

         (t) To accept in payment for any work done by or debt due to the Company any stocks, shares, bonds, debentures or other securities of any other company;

         (u) To raise and assist in raising money for and to aid by way of bonus, loan, promise, endorsement, guarantee of bonds, debentures or other securities or otherwise, any other company, corporation or person whatsoever;

         (v) Except as prohibited by the Act, to lend monies to any company, corporation or person whatsoever and to guarantee the performance of obligations or contracts by any company, corporation or person whatsoever and as security for such guarantee, to mortgage, pledge, hypothecate or otherwise charge the whole or any part of the property, present or future, of the Company;

         (w) To issue debentures, debenture-stock, bonds, obligations and securities of all kinds and to frame, constitute and secure the same, as may seem expedient, with full power to make the same transferable by delivery or by instrument or transfer or otherwise and either perpetual or terminable and either redeemable or otherwise, and to charge or secure the same on the undertaking, property, rights and assets of the Company, present and future, in whole or in whole or in part, including if thought fit, uncalled capital or otherwise howsoever;

         (x) To adopt and carry out the provisions of any preliminary agreement or agreements with or without modification;

         (y) To do all acts and things mentioned and set out in subsection (3) of Section 24 of the Act;

         (z) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit and in particular for shares, bonds, debentures, debenture-stock or other securities of any other company;

         (aa) To subscribe for, take or otherwise acquire and hold shares and securities of any other company having objects altogether or in part similar to those of the Company and to carry on any business capable of being conducted so as directly or indirectly to benefit the Company;

         (bb) To distribute any of the property of the Company in specie among the Members;

         (cc) To invest the moneys of the Company not immediately required in the business of the Company in such manner as may from time to time be determined by the Directors of the Company;

     AND it is hereby declared that Paragraphs (z), (aa), (bb) and (cc) of this clause shall be deemed to be modifications of the rights and powers in Paragraphs (f), (g), (h) and (i) respectively of subsection (3) of Section 24 of the Act;

     AND it is further declared that the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company;

     PROVIDED that nothing herein contained shall be deemed to authorize the Company to carry on the business of a Banking, Loan, Trust or Insurance Company.

6.   Limitation of Liability

     The liability of the Members (which means and includes Shareholders) of the Company is limited.

7.   Authorized Capital

     The authorized capital of the Company shall consist of Fifteen Million common shares with a par value of $1 each.

8.   Voting Restrictions

     With respect to any matter to be voted upon at any meeting of Members any one person, hereinafter defined, shall be entitled to vote:

         (i) with respect to shares registered in his name on the books of the Company which are beneficially owned by him, the number of shares, but in no event more than 1,000;

         (ii) with respect to shares registered in his name on the books of the Company which he holds as a trustee other than as a nominee, the number of shares but in no event more than 1,000; and

         (iii) with respect to shares registered in his name as nominee and on instructions from each one person who is the owner thereof a number of shares owned by each such one person but in no event more than 1,000 with respect to each such one person, provided that no such one person shall vote or give instruction as to the voting of more than 1,000 shares in the aggregate.

     That for all purposes of these Articles:

         (a)  Any entity or group in the nature of and including:

              (i)   a corporation, its subsidiaries and affiliates; or

              (ii)  a trust; or

              (iii) two  or  more  trusts  created   by  one  person  or  having
         substantially the same beneficiaries or remaindermen; or

              (iv)  an association, partnership, joint or common venture; or

              (v)   all  shareholders,  securityholders,   officers,  directors,
         members and employees of one person who owns beneficially more than 10% of the shares of the Company;

     shall be deemed to be one person;

         (b) One person who has shares registered in his name who is not a beneficial owner or nominee thereof, shall be deemed to hold such shares as a trustee;

         (c) No person shall be deemed beneficially to own shares of the Company if such shares are subject to any agreement whereunder any other person either certainly or contingently is or may become entitled to any interest in or right to or control over such shares other than an agreement whereunder such shares are bona fide mortgaged, pledged or charged to any bank, trust company or other lending institution or to any brokerage firm to secure indebtedness;

         (d) In order to determine the number of shares that any Member is entitled to vote at any meeting of Members, the board of directors may require in or with the notice of the meeting or an adjourned meeting that any Member must provide as a condition precedent to his right to vote, such evidence as the board of directors may require as to the beneficial ownership of the shares held by him; and

         (e) If the board of directors of the Company decides, or if the chairman for the time being at any meeting of the Members believes that it is in the best interests of the Company that any meeting of Members be adjourned to determine the number of shares that any holder of shares is entitled to vote at such meeting, then the chairman shall on his own motion adjourn once such meeting for a period not exceeding 60 days.

9.   Share Transfer Restrictions

     There are no restrictions on the transferability of shares.

10.  Other Provisions

     The board of directors of the Company may without further authorization of the Members:

         (a)  borrow money upon the credit of the Company;

         (b) issue, reissue, sell or pledge debt obligations (including bonds, debentures, notes or any other evidence of indebtedness or guarantee, whether secured or unsecured) of the Company;

         (c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any owned or subsequently acquired real or personal, movable or immovable, property of the Company, including, without limitation, book debts, rights, powers, franchises, and undertakings, to secure any debt obligations (including bonds, debentures, notes or any other evidence of indebtedness or guarantee) of the Company.

     The board may from time to time delegate to such one or more of the directors and officers of the Company as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

11.  Continuation Authorized

     The continuation of the Company under the laws of Nova Scotia has been properly authorized under the laws of the jurisdiction in which the Company was incorporated.


                                             CANADA SOUTHERN PETROLEUM LTD.



                                             by:  ..............................

                                             ...................................